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INNOVATIVE MEDICAL SERVICES                                           EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT




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

NAME                                               STATE OF INCORPORATION

Export Company of America, Inc. (EXCOA)            Nevada

Ampromed Comercio Importacao E Exportacao Ltda     A Brazilian Limited Liability Company
         (AMPROMED)                                          Rio de Janeiro, Brazil

Nutripure Corporation                              Nevada

ETIH2O Corporation                                 Nevada
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